                                                                     EXHIBIT 2.1


                             NEWSNET CENTRAL, INC.

                      NOTE AND WARRANT PURCHASE AGREEMENT
                      -----------------------------------

     This Note and Warrant Purchase Agreement (the "Agreement") is made as of
                                                    ---------
December 17, 1998 by and among NewsNet Central, Inc., a Delaware corporation (the "Company"), Preview Travel, Inc., a Delaware corporation ("Preview") and
      -------
News Travel Network, Inc., a California corporation and a wholly-owned subsidiary of Preview (the "Purchaser").
                            ---------

                                    RECITALS
                                    --------

  The Company desires to issue and sell and the Purchaser desires to purchase a convertible promissory note in substantially the form attached to this Agreement as Exhibit A which shall be convertible on the terms stated therein into equity
   ---------
securities of the Company (the "Convertible Note"), a secured subordinated
                                ----------------
promissory note in substantially the form attached to this Agreement as Exhibit
                                                                        -------
B (the "Secured Note" and, collectively with the Convertible Note, the "Notes")
-       ------------                                                    -----
and a warrant to purchase Common Stock of the Company in substantially the form attached to this Agreement as Exhibit C (the "Warrant"). The Notes, the Warrant
                              ---------       -------
and the equity securities issuable upon conversion or exercise thereof are collectively referred to herein as the "Securities."
                                        ----------

                                   AGREEMENT
                                   ---------

     In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

     1.  Purchase and Sale of Notes and Warrants.
         ---------------------------------------

          (a) Sale and Issuance of Notes and Warrants.  Subject to the terms and
              ---------------------------------------
conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser a Convertible Note in the principal amount of $250,000, a Secured Note in the principal amount of $1,000,000 and a Warrant to purchase 2,275,445 shares of Common Stock. The purchase price of each Note shall be equal to 100% of the principal amount of such Note and the exercise price of the shares issuable upon exercise of the Warrant shall be $0.45 per share.

          (b) Closing; Delivery.  The purchase and sale of the Notes and the
              -----------------
Warrant shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, at 2:00 p.m., on December 31, 1998 or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "Closing"). At
                                                                  -------
the Closing, the Company shall deliver to the Purchaser the Notes and Warrant in exchange for consideration consisting of the following: (i) $88,000, to be paid by check or wire transfer, and (ii) the assets of the Purchaser specified in Exhibit D attached
   ---------
hereto, free and clear of all liens, claims, interests and
encumbrances (collectively, the "Assigned Assets").  In addition, at the Closing
                                 ---------------
the Company shall assume the liabilities of the Purchaser specified in Exhibit E
                                                                       ---------
attached hereto to the extent set forth thereon (collectively, the "Assumed
                                                                    -------
Liabilities").  At the Closing, the Purchaser shall deliver to the Company a
-----------
general bill of sale and assumption agreement substantially in the form attached hereto as Exhibit F (the "Bill of Sale and Assumption Agreement") with respect
          ---------       -------------------------------------
to each Assigned Asset, in each case duly executed by the Purchaser, assigning to the Company all of Purchaser's right, title and interest in the Assigned Assets.

     2.  Security Interest.  The indebtedness represented by the Secured Note
         -----------------
shall be secured by certain assets of the Company in accordance with the provisions of a security agreement between the Company and the Purchaser in the form attached to this Agreement as Exhibit G (the "Security Agreement").
                                   ---------       ------------------

     3.  Stock Purchase Agreement.  The Purchaser understands and agrees that
         ------------------------
the conversion of the Convertible Notes into, and exercise of the Warrant for, equity securities of the Company may require such Purchaser's execution of certain agreements (in form negotiated by the lead investor in such financing) relating to the purchase and sale of such securities as well as registration, co-sale and voting rights, if any, relating to such equity securities.

     4.  Representations and Warranties of the Company.  The Company hereby
         ---------------------------------------------
represents and warrants to the Purchaser that:

          (a) Organization, Good Standing and Qualification.  The Company is a
              ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

          (b) Authorization.  All corporate action on the part of the Company,
              -------------
its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement in the form attached hereto as Exhibit H (the "Investors' Rights Agreement"), and the
                        ---------       ---------------------------
Services and License Agreement in the form attached hereto as Exhibit I (the
                                                              ---------
"Services and License Agreement" and, collectively with this Agreement and the
-------------------------------
Investors' Rights Agreement, the "Agreements") and the authorization, sale,
                                  ----------
issuance and delivery of the Notes and the Warrant, the shares of the Company's capital stock issuable on conversion or exercise thereof, and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing. The Agreements, the Notes and the Warrant, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, , or (ii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          (c) Capitalization.  The authorized capital of the Company consists,
              --------------
or will consist, immediately prior to the Closing, of:

          (i) 300,000 shares of Preferred Stock, all of which have been designated Series A Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Preferred Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws. The Company has reserved 55,555 shares of Preferred Stock for issuance upon conversion of the Convertible Note.

          (ii) 10,000,000 shares of Common Stock, 4,211,000 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws. The Company has reserved 55,555 shares of Common Stock for issuance upon conversion of the Preferred Stock issuable upon conversion of the Convertible Note and 2,275,445 shares of Common Stock for issuance upon exercise of the Warrant.

          (iii) The Company has reserved 902,445 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1998 Stock Plan, duly adopted by the Board of Directors and approved by the Company's stockholders (the "Stock Plan"). Of such reserved
                                             ----------
shares of Common Stock, as of December 17, 1998, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase zero shares have been granted and are currently outstanding, and 902,445 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

          (iv) Except for outstanding options issued pursuant to the Stock Plan, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

     5.  Representations and Warranties of Preview and the Purchaser.  Each of
         -----------------------------------------------------------
Preview and the Purchaser hereby represents and warrants to the Company that:

(a)  Organization of the Purchaser. The Purchaser is a corporation duly
     -----------------------------
     organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the corporate power to own its properties and to carry on its business as now being conducted.

          (b) Authorization. The Purchaser and Preview each have all requisite
              -------------
power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Purchaser and Preview, and no further action is required on the part of the Purchaser or Preview to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which the Purchaser or Preview is a party have been duly executed and delivered by the Purchaser or Preview, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Purchaser or Preview, as the case may be, enforceable in accordance with their respective terms, subject to (a) the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies or (b) to the extent the indemnification provisions contained in the Investor's Rights Agreement may be limited by applicable federal or state securities laws. The "Related
                                                                 -------
Agreements" shall mean all such ancillary agreements required in this Agreement
----------
to be executed and delivered in connection with the transactions contemplated hereby.

          (c) Purchase Entirely for Own Account. The Securities to be acquired
              ---------------------------------
by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

          (d) Knowledge.  The Purchaser is aware of the Company's business
              ---------
affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities.

          (e) Restricted Securities.  The Purchaser understands that the
              ---------------------
Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth with respect to Registrable Securities in the Investors' Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

          (f) No Public Market. The Purchaser understands that no public market
              ----------------
now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Securities.

          (g) Legends.  The Purchaser understands that the Securities, and any
              -------
securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

          (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

          (ii) Any legend set forth in the other Agreements.

          (iii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          (h) Accredited Investor. The Purchaser is an accredited investor as
              -------------------
defined in Rule 501(a) of Regulation D promulgated under the Act.

          (i) Financial Information.  The Purchaser has delivered to the Company
              ---------------------
a schedule of assets and liabilities of the Purchaser at November 30, 1998, which schedule will be updated to reflect the Purchaser's assets and liabilities as of the Closing (the "Closing Date Schedule"). The monetary amounts for the
                        ---------------------
accounts included in the Closing Date Schedule were prepared in accordance with GAAP. The Closing Date Schedule accurately and correctly discloses the amounts of the Assigned Assets and Assumed Liabilities as of the Closing.

          (j) No Undisclosed Liabilities.  The Purchaser does not have any
              --------------------------
liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, in excess of $5,000 individually or $25,000 in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP) which has not been reflected in the Closing Date Balance Sheet.

          (k) Third Party Consents.  Schedule 5(k) sets forth each agreement,
              --------------------   -------------
contract or other instrument binding upon Purchaser requiring a consent as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except such consents as would not, individually or in the aggregate, have an effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations, or prospects of the Company if not received by the Closing Date (each a "Required Consent").
                                                     ----------------

          (l)  Assigned Assets.
               ---------------

          (i) The Assigned Assets include all of the assets, properties and rights of every type and description, real, personal, tangible and intangible, and only such properties, of the Purchaser incorporated in, used by or necessary to the operation of the Purchaser's business as currently conducted and as proposed to be conducted, including without limitation the video library of the Purchaser and such other tangible assets located at the Purchaser's facilities at One Beach Street, San Francisco, California, as of the Closing Date (the

"Business"). Other than the Required Consents and the permits, authorizations,
---------
consents or approvals of any governmental entity which are a condition to the lawful consummation of the transactions contemplated hereby, each of which is listed on Schedule 5(k), no licenses or other consents from, or payments to, any
          -------------
other person are or will be necessary for the Company to operate the Business and use the Assigned Assets in the manner in which the Purchaser has operated the same.

          (ii) The Purchaser holds good and marketable title, license to or leasehold interest in all of the Assigned Assets and has the complete and unrestricted power and the unqualified right to sell, assign and deliver the Assigned Assets to the Company. Upon consummation of the transactions contemplated by this Agreement, the Company will acquire good and marketable title, license or leasehold interest to the Assigned Assets free and clear of any liens and there exists no restriction on the use or transfer of the Assigned Assets, except as may be assumed hereunder by the Company as an Assumed Liability. No person other than the Purchaser has any right or interest in the Assigned Assets, including the right to grant interests in the Purchased Assets to third parties, except for Assigned Assets licensed or leased from third parties which are set forth in Schedule 5(l) and identified as such.
                               -------------

          (iii) None of the Assigned Assets that constitute tangible personal property is held under any lease, security agreement, conditional sales contract, lien, or other title retention or security arrangement except as set forth in Schedule 5(l).
         -------------

          (iv) Except as provided in the Agreements, no restrictions will exist on the Company's right to sell, resell, license or sublicense any of the Assigned Assets or engage in the Business, nor will any such restrictions be imposed on the Company as a consequence of the transactions contemplated by this Agreement or by any agreement referenced in this Agreement.

          (m)  No Conflict.  Except as set forth in Schedule 5(m), the
               -----------                          -------------
execution and delivery of this Agreement and any Related Agreements to which the Purchaser or Preview is a party by either the Purchaser or Preview does not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of
                                              --------
the Articles of Incorporation and Bylaws of the Purchaser, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Purchaser or Preview or any of their respective properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or Preview or their respective properties or assets.

          (n)  Title of Properties.
               -------------------

          (i)  The Purchaser does not own any real property.  Schedule 5(n)
                                                              -------------
sets forth a list of all real property currently leased or subleased by Purchaser, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease or sublease, the aggregate annual rental and/or other fees payable under any such lease or sublease. The Purchaser has delivered to the Company correct and complete copies of the leases and subleases listed on Schedule 5(n). With respect to each lease and sublease
                    -------------
listed on Schedule 5(n):
          -------------

          (A) the lease or sublease is in full force and effect, is valid and effective in accordance with its terms, and there is not, under such lease or sublease, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default);

          (B) upon obtaining any required consents of the landlord the lease or sublease will continue to be legal, valid, binding and enforceable against the Company and against the other party thereto, and is in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to above);

          (C) to the knowledge of the Purchaser and Preview, no party to the lease or sublease has repudiated any provisions thereof;

          (D) Neither Purchaser nor Preview has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (o)  Representations Complete.  None of the representations or
               ------------------------
warranties made by the Purchaser or Preview (as modified by the Schedules attached hereto), nor any statement made in any Schedule or certificate furnished by the Purchaser or Preview pursuant to this Agreement contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     6.   Conditions of the Purchasers' Obligations at Closing.  The obligations
          ----------------------------------------------------
of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Company contained in Section 4 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          (b) Qualifications.  All authorizations, approvals or permits, if any,
              --------------
of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

          (c) Performance.  The Company shall have performed and complied with
              -----------
all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          (d) Investors' Rights Agreement.  The Company and the Purchaser shall
              ---------------------------
have executed and delivered the Investors' Rights Agreement in substantially the form attached as Exhibit H.
                 ---------

          (e) Services and License Agreement.  The Company and the Purchaser
              ------------------------------
shall have executed and delivered the Services and License Agreement in substantially the form attached as Exhibit I.
                                   ---------

          (f) Sales Representative Agreement.  The Company and the Purchaser
              ------------------------------
shall have executed and delivered the Sales Representative Agreement in substantially the form attached as Exhibit J.
                                   ---------

     6.  Conditions of the Company's Obligations at Closing.  The obligations of
         --------------------------------------------------
the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Purchaser and Preview contained in Section 5 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          (b) Qualifications.  All authorizations, approvals or permits, if any,
              --------------
of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

          (c) Performance.  All covenants, agreements and conditions contained
              -----------
in this Agreement to be performed by the Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

          (d) Investors' Rights Agreement.  The Company, the Purchaser and the
              ---------------------------
Founders shall have executed and delivered the Investors' Rights Agreement in substantially the form attached as Exhibit H.
                                   ---------

          (e) Services and License Agreement.  The Company and the Purchaser
              ------------------------------
shall have executed and delivered the Services and License Agreement in substantially the form attached as Exhibit I.
                                   ---------

          (f) Bill of Sale and Assignment Agreement.  The Purchaser shall have
              -------------------------------------
executed and delivered the Bill of Sale and Assignment Agreement in substantially the form attached hereto as Exhibit F.
                                          ---------

          (h) Closing Date Schedule.  The Company shall have received from the
              ---------------------
Purchaser at least 2 days prior to the Closing Date the Closing Date Schedule certified as to correctness by the Purchaser.

          (i) Third Party Consents.  Any and all Required Third Party Consents
              --------------------
shall have been obtained, except to the extent waived by the Company.

          (j) No Material Adverse Change.  There shall not have occurred any
              --------------------------
material adverse change in the business assets (including intangible assets), results of operations, liabilities (contingent or accrual), financial conditions or prospects of the Purchaser since the date of this Agreement.

          (k) Sales Representative Agreement.  The Company and the Purchaser
              ------------------------------
shall have executed and delivered the Sales Representative Agreement in substantially the form attached as Exhibit J.
                                   ---------

          (l) Employee Matters. Preview shall pay to each employee of the
              ----------------
Purchaser who agrees to become an employee of the Company a one-time cash bonus, the amount of which shall be mutually agreed upon by the Company and Preview.

  7.  Other Agreements.
      ----------------

         (a)  Conduct Prior to the Closing Date. During the period from the
              ---------------------------------
date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, each of the Purchaser and Preview agree (except to the extent that Company shall otherwise consent in writing), to carry on the Purchaser's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Purchaser when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use their reasonable best efforts consistent with past practice and policies to preserve intact the Purchaser's present business organizations, keep available the services of the Purchaser's present officers and key employees and preserve the Purchaser's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Purchaser's goodwill and ongoing businesses at the Closing Date. The Purchaser shall promptly notify the Company of any material event or occurrence or emergency not in the ordinary course of business of the Purchaser and any material event involving the Purchaser.

          (b)  Post-Closing Covenants.
               ----------------------

          (i) To the extent that the Purchaser and the Company have not obtained all of the third party consents set forth on Schedule 5(k) attached
                                                      -------------
hereto, each of the Purchaser, the Company and Preview agrees to use its reasonable best efforts to obtain such consents as soon as practicable after the Closing.

          (ii) Preview agrees to use reasonable commercial efforts to cooperate with the Company to assist the Company in mitigating the Company's obligations pursuant to Section 10 of the Television Program Representation Agreement dated as of January 1, 1998 between the Preview and Roy F. Walkenhorst, which agreement shall be an Assigned Contract (as defined herein).

     8.  Miscellaneous.
         -------------

          (a) Successors and Assigns.  The terms and conditions of this
              ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (b) Governing Law.  This Agreement and all acts and transactions
              -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          (c) Counterparts. This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (d) Titles and Subtitles.  The titles and subtitles used in this
              --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (e) Notices.  Any notice required or permitted by this Agreement shall
              -------
be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

          (f) Finder's Fee.  Each party represents that it neither is nor will
              ------------
be obligated for any finder's fee or commission in connection with this transaction. Each of Preview and the Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Preview, the Purchaser or any of their respective officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each of Preview and the Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Preview, the Company or any of their respective officers, employees or representatives is responsible.

          (g) Amendments and Waivers.  Any term of this Agreement may be amended
              ----------------------
or waived only with the written consent of the Company and the holders of at least a majority in interest of the Notes. Any amendment or waiver effected in accordance with this Section 8(g) shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

          (h) Severability.  If one or more provisions of this Agreement are
              ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and
(iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (i) Entire Agreement.  This Agreement, and the documents referred to
              ----------------
herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

          (j) Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE
              ------------------------
SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

          (k) Waiver of Conflicts.  Each party to this Agreement acknowledges
              -------------------
that Venture Law Group, counsel for Preview and the Purchaser, has in the past performed and may continue to perform legal services for the Company. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Venture Law Group's representation of the Company in such other matters and to Venture Law Group's representation of Preview and the Purchaser in connection with this Agreement and the transactions contemplated hereby.

     The parties have executed this Note and Warrant Purchase Agreement as of the date first written above.


                                    COMPANY:

                                    NEWSNET CENTRAL, INC.


                                    By:  /s/ JAMES HORNTHAL
                                         --------------------------------
                                      James Hornthal, President

                                    Address:  One Beach Street, Suite 300
                                           San Francisco, CA 94133

                                    Facsimile Number:  (415) 421-3635


                                    PURCHASER:

                                    NEWS TRAVEL NETWORK, INC.


                                    By:  /s/ KEN PELOWSKI
                                       ----------------------------------

                                    Name:  Ken Pelowksi
                                         --------------------------------
                                                   (print)
                                    Title:  EVP & CFO
                                          -------------------------------


                                    PREVIEW TRAVEL, INC.


                                    By: /s/ KEN PELOWSKI
                                       ----------------------------------

                                    Name:  Ken Pelowski
                                         --------------------------------
                                                   (print)
                                    Title:   EVP & CFO
                                          -------------------------------